                                                                       Exhibit 4


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                             SAP AKTIENGESELLSCHAFT
                              SYSTEME, ANWENDUNGEN,
                                 PRODUKTE IN DER
                                DATENVERARBEITUNG


                                       AND


                              THE BANK OF NEW YORK


                                  AS DEPOSITARY


                                       AND


               OWNERS AND HOLDERS OF AMERICAN DEPOSITARY RECEIPTS



                 FORM OF AMENDED AND RESTATED DEPOSIT AGREEMENT













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
1.  DEFINITIONS ...............................................................      2

  SECTION 1.1  AMERICAN DEPOSITARY SHARES .....................................      2
  SECTION 1.2  ARTICLE; SECTION ...............................................      2
  SECTION 1.3  COMMISSION .....................................................      2
  SECTION 1.4  COMPANY ........................................................      3
  SECTION 1.5  CONSULTATION ...................................................      3
  SECTION 1.6  CUSTODIAN ......................................................      3
  SECTION 1.7  DELIVER, DELIVERY ..............................................      3
  SECTION 1.8  DEPOSIT AGREEMENT ..............................................      3
  SECTION 1.9  DEPOSITARY; CORPORATE TRUST OFFICE .............................      4
  SECTION 1.10 DEPOSITED SECURITIES ...........................................      4
  SECTION 1.11 DOLLARS; DM ....................................................      4
  SECTION 1.12 EFFECTIVE DATE .................................................      4
  SECTION 1.13 FOREIGN CURRENCY ...............................................      4
  SECTION 1.14 GERMANY ........................................................      4
  SECTION 1.15 HOLDER .........................................................      5
  SECTION 1.16 OWNER ..........................................................      5
  SECTION 1.17 RECEIPTS .......................................................      5
  SECTION 1.18 REGISTRAR ......................................................      5
  SECTION 1.19 RESTRICTED SECURITIES ..........................................      5
  SECTION 1.20 SECURITIES ACT OF 1933  ........................................      6
  SECTION 1.21 SHARES .........................................................      6

2.  FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER
    AND SURRENDER OF RECEIPTS .................................................      6

  SECTION 2.1  FORM AND TRANSFERABILITY OF RECEIPTS ...........................      6
  SECTION 2.2  DEPOSIT OF SHARES ..............................................      8
  SECTION 2.3  EXECUTION AND DELIVERY OF RECEIPTS .............................      9
  SECTION 2.4  TRANSFER OF RECEIPTS; COMBINATION AND SPLIT-UP OF RECEIPTS .....     10
  SECTION 2.5  SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES .................     11
  SECTION 2.6  LIMITATIONS ON EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF
               RECEIPTS .......................................................     13
  SECTION 2.7  LOST RECEIPTS, ETC. ............................................     15
  SECTION 2.8  CANCELLATION AND DESTRUCTION OF SURRENDERED RECEIPTS ...........     15
  SECTION 2.9  PRE-RELEASE OF RECEIPTS ........................................     15
  SECTION 2.10 MAINTENANCE OF RECORDS .........................................     17

3.  CERTAIN OBLIGATIONS OF HOLDERS AND OWNERS OF RECEIPTS .....................     17

  SECTION 3.1  FILING PROOFS, CERTIFICATES AND OTHER INFORMATION ..............     17
  SECTION 3.2  LIABILITY OF OWNER OR HOLDER FOR TAXES .........................     18
  SECTION 3.3  WARRANTIES ON DEPOSIT OF SHARES ................................     18
  SECTION 3.4  COMPLIANCE WITH LAW ............................................     19
  SECTION 3.5  DISCLOSURE OF BENEFICIAL OWNERSHIP OF RECEIPTS .................     20

4.  THE DEPOSITED SECURITIES ..................................................     20

  SECTION 4.1  CASH DISTRIBUTIONS .............................................     20
  SECTION 4.2  DISTRIBUTIONS OTHER THAN CASH, SHARES OR RIGHTS ................     22
  SECTION 4.3  DISTRIBUTIONS IN SHARES ........................................     23
  SECTION 4.4  RIGHTS .........................................................     24
  SECTION 4.5  CONVERSION OF FOREIGN CURRENCY .................................     26


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
  SECTION 4.6  FIXING OF RECORD DATE ..........................................     27
  SECTION 4.7  VOTING OF DEPOSITED SECURITIES .................................     28
  SECTION 4.8  CHANGES AFFECTING DEPOSITED SECURITIES .........................     31
  SECTION 4.9  REPORTS ........................................................     32
  SECTION 4.10 LISTS OF OWNERS ................................................     32
  SECTION 4.11 WITHHOLDING ....................................................     33

5.  THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY .............................     34

  SECTION 5.1  MAINTENANCE OF OFFICE AND TRANSFER BOOKS BY THE DEPOSITARY .....     34
  SECTION 5.2  PREVENTION OR DELAY IN PERFORMANCE BY THE DEPOSITARY OR THE
               COMPANY ........................................................     35
  SECTION 5.3  OBLIGATIONS OF THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY ...     36
  SECTION 5.4  RESIGNATION AND REMOVAL OF THE DEPOSITARY ......................     38
  SECTION 5.5  THE CUSTODIANS .................................................     39
  SECTION 5.6  NOTICES AND REPORTS ............................................     40
  SECTION 5.7  DISTRIBUTION OF ADDITIONAL SHARES, RIGHTS, ETC. ................     41
  SECTION 5.8  INDEMNIFICATION ................................................     41
  SECTION 5.9  CHARGES OF DEPOSITARY ..........................................     44
  SECTION 5.10 RETENTION OF DEPOSITARY DOCUMENTS ..............................     45
  SECTION 5.11 EXCLUSIVITY ....................................................     45

6.  AMENDMENT AND TERMINATION .................................................     46

  SECTION 6.1  AMENDMENT ......................................................     46
  SECTION 6.2  TERMINATION ....................................................     46

7.  MISCELLANEOUS .............................................................     48

  SECTION 7.1  COUNTERPARTS ...................................................     48
  SECTION 7.2  NO THIRD PARTY BENEFICIARIES ...................................     48
  SECTION 7.3  SEVERABILITY ...................................................     48
  SECTION 7.4  HOLDERS AND OWNERS AS PARTIES; BINDING EFFECT ..................     49
  SECTION 7.5  NOTICES ........................................................     49
  SECTION 7.6  GOVERNING LAW ..................................................     50
  SECTION 7.7  COMPLIANCE WITH U.S. SECURITIES LAWS ...........................     50
  SECTION 7.8  ASSIGNMENT .....................................................     50


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
                                DEPOSIT AGREEMENT


      FORM OF AMENDED AND RESTATED DEPOSIT AGREEMENT among SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG, a stock corporation organized under the laws of the Federal Republic of Germany (herein called the Company), THE BANK OF NEW YORK, a New York banking corporation (herein called the Depositary), and all Owners (as hereinafter defined) and Holders (as hereinafter defined) from time to time of American Depositary Receipts issued hereunder.


                              W I T N E S S E T H :

      WHEREAS, the Company and the Depositary desire to enter into this Deposit Agreement to provide, as hereinafter set forth, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) as agent of the Depositary for the purposes set forth in this Deposit Agreement, for the creation of American Depositary Shares (as hereinafter defined) representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American Depositary Shares; and

      WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Deposit Agreement;

      NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto as follows:


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
1.    DEFINITIONS.

      The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:

      Section 1.1 American Depositary Shares.

            The term "American Depositary Shares" shall mean the securities representing the interests in the Deposited Securities and evidenced by the Receipts issued hereunder. Each American Depositary Share shall represent (a) one twelfth (1/12) of one Share prior to the Effective Date and (b) one fourth (1/4) of one Share thereafter until, in either case, there shall occur a distribution upon Deposited Securities covered by Section 4.3 or a change in Deposited Securities covered by Section 4.8 with respect to which additional Receipts are not executed and delivered, and thereafter American Depositary Shares shall represent the amount of Shares or Deposited Securities determined in accordance with such Sections.

      Section 1.2 Article; Section.

            Wherever references are made in this Deposit Agreement to an "Article" or "Articles" or to a "Section" or "Sections", such references shall mean an article or articles or a section or sections of this Deposit Agreement, unless otherwise required by the context.

      Section 1.3 Commission.

            The term "Commission" shall mean the Securities and Exchange Commission of the United States or any successor governmental agency in the United States.


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      Section 1.4 Company.

            The term "Company" shall mean SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung, a stock corporation organized under the laws of the Federal Republic of Germany, and its successors.

      Section 1.5 Consultation.

            The term "Consultation" shall include within its meaning the good faith attempt by the Depositary to discuss, if practicable, the relevant issue in a timely manner with a person employed by the Company reasonably believed by the Depositary to be empowered by the Company to engage in such discussion on behalf of the Company.

      Section 1.6 Custodian.

            The term "Custodian" shall mean the Frankfurt/Main office of DG Bank Deutsche Genossenschaftsbank, as custodian and agent of the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation which may hereafter be appointed by the Depositary pursuant to the terms of Section 5.5, as substitute or additional custodian or custodians hereunder, as the context shall require and shall also mean all of them collectively.

      Section 1.7 Deliver, Delivery.

            The terms "deliver" and "delivery" shall mean, when used in respect of American Depositary Shares, Receipts, Deposited Securities or Shares, either physical delivery of the certificate representing such security or electronic delivery of such security by means of book-entry transfer.

      Section 1.8 Deposit Agreement.

            The term "Deposit Agreement" shall mean this Agreement, as the same may be amended from time to time in accordance with the provisions hereof.


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      Section 1.9 Depositary; Corporate Trust Office.

            The term "Depositary" shall mean The Bank of New York, a New York banking corporation, and any successor as depositary hereunder. The term "Corporate Trust Office", when used with respect to the Depositary, shall mean the office of the Depositary which at the date of this Deposit Agreement is 101 Barclay Street, New York, New York 10286.

      Section 1.10 Deposited Securities.

            The term "Deposited Securities" as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement and any and all other securities, property and cash received by the Depositary or the Custodian on behalf of the Owners in respect thereof and at such time held hereunder, subject as to cash to the provisions of Section 4.5.

      Section 1.11 Dollars; DM.

            The term "Dollars" shall mean United States dollars. The term "DM" shall mean the lawful currency of the Federal Republic of Germany.

      Section 1.12 Effective Date.

            The term "Effective Date" shall mean 5:00 p.m. on June 23, 2000 on which the ratio covered by Section 1.1(b) becomes effective.

      Section 1.13 Foreign Currency.

            The term "Foreign Currency" shall mean any currency other than Dollars.

      Section 1.14 Germany.

            The term "Germany" shall mean the Federal Republic of Germany, and the term "German" shall mean of or relating to the Federal Republic of Germany.


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      Section 1.15 Holder.

            The term "Holder" shall mean any person who has a beneficial interest in any Receipt or American Depositary Shares.

      Section 1.16 Owner.

            The term "Owner" shall mean the person in whose name a Receipt is registered on the books of the Depositary maintained for such purpose.

      Section 1.17 Receipts.

            The term "Receipts" shall mean the American Depositary Receipts, substantially in the form of Exhibit A hereto, issued hereunder evidencing American Depositary Shares. A Receipt may evidence any whole number of American Depositary Shares.

      Section 1.18 Registrar.

            The term "Registrar" shall mean any bank or trust company having an office in the Borough of Manhattan, The City of New York, which shall be appointed by the Depositary to register Receipts and transfers of Receipts and to countersign Receipts as herein provided and shall include the Depositary and any co-Registrars appointed by the Depositary for such purpose.

      Section 1.19 Restricted Securities.

            The term "Restricted Securities" shall mean Shares, or Receipts representing such Shares, which are acquired directly or indirectly from the Company or its affiliates (as defined in Rule 144 under the Securities Act of 1933) in a transaction or chain of transactions not involving any public offering or which are subject to resale limitations under Regulation D under the Securities Act of 1933 or both, or which are held by an officer, director (or persons performing similar functions) or other affiliate of the Company, or which are subject to other restrictions on sale or deposit under the laws of the United States or the Federal Republic of Germany, or under a shareholder agreement or the Articles of Association of the Company.

      Section 1.20 Securities Act of 1933.

            The term "Securities Act of 1933" shall mean the United States Securities Act of 1933, as from time to time amended.

      Section 1.21 Shares.

            The term "Shares" shall mean Ordinary Shares of the Company, without nominal value, heretofore or hereafter validly issued and outstanding and fully paid and nonassessable or interim certificates representing such Shares; provided, however, that if there shall occur any change in nominal value (including without limitation, the restatement of nominal value in any other currency), a split-up or consolidation or other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares, the term "Shares" shall thereafter mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.

2. FORM OF RECEIPTS, DEPOSIT OF SHARES, EXECUTION AND DELIVERY, TRANSFER AND SURRENDER OF RECEIPTS.

      Section 2.1 Form and Transferability of Receipts.

            Subject to the requirements of any applicable rule or regulation of any securities market upon which the American Depositary Shares may be traded, definitive Receipts shall be substantially in the form set forth in Exhibit A annexed to this Deposit Agreement, with appropriate insertions, modifications and omissions, as hereinafter provided. No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless such Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar. The Registrar shall maintain books on which each Receipt so executed and delivered as hereinafter provided and the transfer of each such Receipt shall be registered. Receipts bearing the manual or facsimile signature of a duly authorized signatory of the Depositary or Registrar who was at any time a proper signatory of the Depositary or Registrar, as the case may be, shall bind the Depositary or the Registrar, as the case may be, notwithstanding that such signatory has ceased to hold such office prior to the execution and delivery of such Receipts or did not hold such office on the date of issuance of such Receipts.

            The Receipts may, and upon request of the Company shall, be endorsed with or have incorporated in the text thereof such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or as may be required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange or over-the-counter market upon which American Depositary Shares may be listed or traded or to conform with any custom and usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts are subject by reason of the date or manner of issuance of the underlying Deposited Securities or otherwise.

            The Receipts shall bear a CUSIP number that is different from any CUSIP number that is or may be assigned to any other depositary receipt facility relating to the Shares.

            Title to a Receipt (and to the American Depositary Shares evidenced thereby), when properly endorsed or accompanied by proper instruments of transfer, shall


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
be transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner thereof as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this Deposit Agreement and for all other purposes, and neither the Depositary nor the Company will have any obligation or be subject to any liability under this Deposit Agreement to any holder of a Receipt, unless such holder is the Owner thereof.

            Section 2.2 Deposit of Shares.

            Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited by delivery or transfer thereof to an account maintained by any Custodian hereunder for such purpose, accompanied by any appropriate instrument or instruments of transfer, or endorsement, in form satisfactory to the Custodian, and any dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons or appropriate evidence thereof, together with all such certifications as may be required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement. If the Depositary so requires, such person shall also deliver a written order directing the Depositary to execute and deliver to, or upon the written order of, the person or persons stated in such order, a Receipt or Receipts for the number of American Depositary Shares representing such deposit. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Germany and any necessary approval has been granted by any governmental authority or body in Germany which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares and by any dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons or appropriate evidence thereof. If required by the Depositary and provided that no applicable German law is violated thereby, Shares presented for deposit at any time shall also be accompanied by an agreement or assignment, or other instrument satisfactory to the Depositary, which will provide for the prompt transfer to the Custodian of the right to receive any dividend, the right to subscribe for additional Shares or any other securities or to receive other property or the right to vote which any person depositing the Shares has or may thereafter receive upon or in respect of such deposited Shares, or in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.

            At the request, risk and expense of any person proposing to deposit Shares, and for the account of such person, the Depositary may receive certificates for Shares to be deposited, together with the other instruments herein specified, for the purpose of forwarding such Share certificates to the Custodian for deposit hereunder.

            Deposited Securities shall be held by the Depositary or by the Custodian for the account and to the order of the Depositary as the legal owner of the Deposited Securities at the Frankfurt/Main office of the Custodian or at Deutsche Borse Clearing AG, the central securities clearing and deposit bank in Germany which holds all share certificates representing the shares of German stock corporations traded on a German stock exchange, or at such other place or places as the Depositary shall determine following the prior written consent of the Company. The Depositary agrees to instruct the Custodian to place all Shares accepted for deposit under this Deposit Agreement into segregated accounts separate from any Shares of the Company that may be held by such Custodian under any other depositary receipt facility relating to the Shares.

      Section 2.3 Execution and Delivery of Receipts.

            Upon receipt by any Custodian of any deposit pursuant to Section 2.2 hereunder, together with the other documents required as specified in Section
2.2 above, such Custodian shall notify the Depositary of such deposit and the person or persons to


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whom or upon whose written order a Receipt or Receipts are deliverable in respect thereof and the number of American Depositary Shares to be evidenced thereby. Such notification shall be made by mail or, at the request, risk and expense of the person making the deposit, by air courier, cable, telex or facsimile transmission. Upon receiving such notice from such Custodian, the Depositary, subject to the terms and conditions of this Deposit Agreement, shall execute and deliver at its Corporate Trust Office, to or upon the order of the person or persons named in the notice delivered to the Depositary, a Receipt or Receipts, registered in the name or names requested by such person or persons and evidencing in the aggregate the number of American Depositary Shares to which such person or persons are entitled, but only upon payment to the Depositary of the fees of the Depositary for the execution and delivery of such Receipt or Receipts as provided in Section 5.9 and of all taxes and governmental charges and fees payable in connection with such deposit and the transfer of the deposited Shares.

      Section 2.4 Transfer of Receipts; Combination and Split-up of Receipts.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall register transfers of Receipts on its transfer books from time to time, upon any surrender at the Corporate Trust Office of the Depositary of a Receipt, by the Owner in person or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer, and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon the Depositary shall execute a new Receipt or Receipts and deliver the same to or upon the order of the person entitled thereto, subject to receipt of any certifications by such person as the Depositary or the Company may require in order to comply with applicable laws.

            The Depositary, subject to the terms and conditions of this Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

            The Depositary upon the written request or with the approval of the Company may appoint one or more co-transfer agents for the purpose of effecting transfers, combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary. In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to Receipts and will be entitled to protection and indemnity to the same extent as the Depositary.

      Section 2.5 Surrender of Receipts and Withdrawal of Shares.

            Upon surrender at the Corporate Trust Office of the Depositary of a Receipt for the purpose of withdrawal of a whole number of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and upon payment of the fee of the Depositary for the surrender of Receipts as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with such surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Articles of Association of the Company, the Deposited Securities and applicable law, the Owner of such Receipt shall be entitled to due assignment, transfer and delivery of all right, title, legal ownership and interest, to it or upon its order, of the amount of such whole number of Deposited Securities at the time represented by the American Depositary Shares evidenced by such Receipt and a new Receipt for the number of American Depositary Shares representing any fractional Deposited Securities and any Deposited Securities not being withdrawn. Delivery of such Deposited Securities may be made by (a)(i) delivery of certificates in the name of such Owner or as ordered by it or by certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by it, subject to the provisions of the Articles of Association of the Company or (ii) delivery or transfer to an account through the facilities of Clearstream International, or Morgan Guaranty Trust of New York, Brussels office, as operator of the Euroclear System, for the benefit of such Owner or as ordered by it and (b) delivery of any other securities, property and cash to which such Owner is then entitled in respect of such Receipts to such Owner or as ordered by it. Such delivery shall be made, as hereinafter provided, without unreasonable delay.

            A Receipt surrendered for such purposes may be required by the Depositary to be properly endorsed in blank or accompanied by proper instruments of transfer in blank, and if the Depositary so requires, the Owner thereof shall execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in such order. Thereupon the Depositary shall direct the Custodian to deliver at the Frankfurt/Main office of such Custodian, subject to Sections 2.6, 3.1 and 3.2 and to the other terms and conditions of this Deposit Agreement, to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, except that the Depositary may make delivery to such person or persons at the Corporate Trust Office of the Depositary of any dividends or distributions with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, or of any proceeds of sale of any dividends, distributions or rights, which may at the time be held by the Depositary.

            At the request, risk and expense of any Owner so surrendering a Receipt, and for the account of such Owner, the Depositary shall direct the Custodian to forward any cash or other property (other than rights) comprising, and forward a certificate or certificates and other proper documents of title for, the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt to the Depositary for delivery at the Corporate Trust Office of the Depositary. Such direction shall be given by mail or, at the request, risk and expense of such Owner, by air courier, cable, telex or facsimile transmission.

            The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing in the aggregate a fractional interest in one Share or other Deposited Security. In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing in the aggregate other than a whole number of Deposited Securities, together with payment and delivery of written instructions for withdrawal of Deposited Securities as required under this Section 2.5, the Depositary shall cause the whole number of Deposited Securities requested to be withdrawn by the Owner of such Receipt to be withdrawn and delivered to or upon the order of such Owner and shall issue and deliver to or upon the order of the person surrendering such Receipt, a new Receipt evidencing American Depositary Shares representing the Deposited Securities not requested to be withdrawn, including any fractional interests in the Deposited Securities.

      Section 2.6 Limitations on Execution and Delivery, Transfer and Surrender of Receipts.

            As a condition precedent to the execution and delivery, registration of transfer, split-up, combination or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may require (i) payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as herein provided, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature and (iii) compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.

            The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended or withheld, or deposits of Shares may be refused, or the registration of transfer, split-up or combination of outstanding Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental or regulatory authority, body or commission, or under any provision of this Deposit Agreement, or the Articles of Association of the Company, or for any other reason, subject to the provisions of the following sentence. Notwithstanding any other provision of this Deposit Agreement or the Receipts, the surrender of outstanding Receipts and withdrawal of Deposited Securities may not be suspended, except as required in connection with (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities. Without limitation of the foregoing, neither the Depositary nor the Custodian shall knowingly accept for deposit under this Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares. The Depositary will, and will instruct the Custodian to, comply with written instructions of the Company not to accept for deposit under this Deposit Agreement any Shares identified in such instructions and under such circumstances as may reasonably be specified in such instructions in order to facilitate the Company's compliance with U.S. securities laws.

      Section 2.7 Lost Receipts, etc.

            In case any Receipt shall be mutilated, destroyed, lost or stolen, the Depositary shall execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt upon cancellation thereof, or in lieu of and in substitution for such destroyed, lost or stolen Receipt. Before the Depositary shall execute and deliver a new Receipt in substitution for a destroyed, lost or stolen Receipt, the Owner thereof shall have (a) filed with the Depositary a request for such execution and delivery before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser, (b) deposited with the Depositary a sufficient indemnity bond and (c) satisfied any other reasonable requirements imposed by the Depositary.

      Section 2.8 Cancellation and Destruction of Surrendered Receipts.

            All Receipts surrendered to the Depositary shall be cancelled by the Depositary. Cancelled Receipts shall not be entitled to any benefits under this Deposit Agreement or be valid or enforceable for any purpose. The Depositary is authorized to destroy Receipts so cancelled.

      Section 2.9 Pre-Release of Receipts.

            Notwithstanding Section 2.3 hereof, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section 2.2 (a "Pre-Release") unless the Company requests the Depositary to cease doing so. The Depositary may, pursuant to Section 2.5, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. In no event will the Depositary deliver Shares prior to the receipt and cancellation of Receipts for Shares. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom

Receipts are to be delivered ("Pre-Releasee"), that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be,
(ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may be), other than in satisfaction of a Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five (5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited hereunder; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application; provided, further, that the Company shall have the right to request in writing that the Depositary cease any further Pre-Releases and the Depositary shall be required to act upon such a request only with respect to proposed Pre-Releases made two business days following the Depositary's receipt of the request by the Company. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into hereunder with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities hereunder).

            The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company shall have no liability to any Holder or Owner with respect to any representations, actions or omissions by the Depositary, or any of its agents pursuant to this Section 2.9.

      Section 2.10 Maintenance of Records.

            The Depositary agrees to maintain records of all Receipts surrendered and Deposited Securities withdrawn under Section 2.5, of substitute Receipts delivered under Section 2.7 and of Receipts cancelled or destroyed under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in The City of New York.

3.    CERTAIN OBLIGATIONS OF HOLDERS AND OWNERS OF RECEIPTS.

      Section 3.1 Filing Proofs, Certificates and Other Information.

            Any person presenting Shares for deposit or any Owner or Holder of a Receipt may be required from time to time (a) to file with the Depositary or the Custodian such proof of (i) citizenship or residence, (ii) exchange control approval and payment of all taxes and other governmental charges, (iii) legal or beneficial ownership of Receipts, Deposited Securities and other securities and the nature of such ownership or (iv) compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of this Deposit Agreement, or (v) other information and (b) to execute and deliver such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may, and upon the request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties made. Upon the request of the Company, the Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives.

      Section 3.2 Liability of Owner or Holder for Taxes.

            If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented by any Receipt, such tax or other governmental charge shall be payable by the Owner or Holder of such Receipt to the Depositary. The Depositary may and at the request of the Company shall refuse to effect any registration of transfer of such Receipt (or any split-up or combination thereof) or any withdrawal of Deposited Securities represented by American Depositary Shares evidenced by such Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder thereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by such Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder of such Receipt shall remain liable for any deficiency.

      Section 3.3 Warranties on Deposit of Shares.

            Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant (i) that such Shares and each certificate therefor are validly issued, fully paid and nonassessable, (ii) that such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (iii) that such Shares are accompanied by any dividend coupons for dividends to be paid in the future and rights to receive any such dividend coupons or appropriate evidence thereof and (iv) that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

      Section 3.4 Compliance with Law.

            The Depositary agrees to comply with all applicable laws. Each Owner and Holder agrees that it is bound by and subject to the Articles of Association of the Company as if such Owner or Holder were a holder of Shares, and each Owner and Holder agrees to comply with all applicable provisions of German law and the Articles of Association of the Company with regard to notification to the Company, the German Federal Supervisory Authority for Securities Trading (Bundesaufsichtsamt fur den Wertpapierhandel) and any additional governmental authorities of such Owner's or Holder's interest in Shares, including any provision requiring such Owner or Holder to disclose voting rights amounting to, exceeding or falling below, 5, 10, 25, 50 and 75 percent of the voting rights in the Company or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.

            Each Owner and Holder acknowledges that failure by such Owner or Holder to provide on a timely basis any such required notification of such Owner's or Holder's voting rights or interests in Shares will result in the withholding of voting rights and the rights to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares for so long as such failure continues.

            Each such Owner or Holder required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company. The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Owner or Holder.

      Section 3.5 Disclosure of Beneficial Ownership of Receipts.

            The Company and the Depositary may from time to time request Owners and Holders or former Owners and former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters. Each such Owner or Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to this Section
3.5 and such agreement shall survive any disposition of such Owner's or Holder's interest in Shares or Receipts. The Depositary agrees to use its reasonable efforts to comply with written directions received from the Company requesting that the Depositary forward any such request to such Owners and to the last known address, if any, of such former Owners and to forward to the Company any responses to such requests received by the Depositary, and to use its reasonable efforts, at the Company's request, to assist the Company in obtaining such information with respect to the American Depositary Shares, provided that nothing herein shall be interpreted as obligating the Depositary to provide or obtain any such information not provided to the Depositary by such current or former Owners or Holders.

      4.    THE DEPOSITED SECURITIES.

      Section 4.1 Cash Distributions.

            Whenever the Depositary shall receive any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, subject to the provisions of Section 4.5, convert such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Depositary in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary shall be required to withhold and does withhold from such cash dividend or such other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owner of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly; provided, further, that the Company may elect, but is not obligated, to convert any such dividend or distribution into Dollars on behalf of the Holders, either (x) through distribution of Dollars rather than Deutsche Marks to the Depositary or (y) upon reasonable notice to the Depositary given in advance of any such dividend or distribution, through payment to the Depositary of the number of Dollars equivalent to (on the basis of an exchange rate which approximates the offer rate of exchange as quoted by the Federal Reserve Bank of Germany or the new European Central Bank as of the date of receipt of such currency) the number of Deutsche Marks received by the Depositary pursuant to such dividend or distribution, in exchange for such Deutsche Mark and the Company shall be responsible for establishing the appropriate rate of distribution and the timely delivery of funds. The Depositary shall distribute only such amount, however, as can be distributed without attributing to any Owner a fraction of one cent. Any such fractional amounts shall be rounded to the nearest whole cent and so distributed to Owners entitled thereto. The Company or its agent will remit to the appropriate governmental agency in Germany all amounts withheld and owing to such agency. The Depositary or its agent will remit to the appropriate governmental agency in the United States all amounts withheld and owing to such agency. The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file necessary reports with governmental agencies, and the Depositary or the Company or its agent may file any such reports necessary to obtain benefits under the applicable tax treaties for the Owners of Receipts.

      Section 4.2 Distributions Other Than Cash, Shares or Rights.

            Subject to the provisions of Section 4.11 and Section 5.9, whenever the Custodian or the Depositary shall receive any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4, the Depositary shall, as promptly as practicable, cause the securities or property received by it or by the Custodian to be distributed to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct or if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that such securities must be registered under the Securities Act of 1933 in order to be distributed to Owners) the Depositary determines that it is not lawful or feasible to make such a distribution to all or certain Owners, the Depositary may adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1.

            To the extent such securities or property, or the net proceeds thereof, are not effectively distributed to Owners as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter represent its proportionate interest in such securities, property or net proceeds.

      Section 4.3 Distributions in Shares.

            If any distribution upon any Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may, and upon the request of the Company shall, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in Section 4.11 and the payment of fees of the Depositary as provided in Section 5.9 hereof. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary shall sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 hereof. If for any reason (including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary determines that it is not lawful or feasible to make such a distribution of Shares to all or certain Owners, the Depositary may adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares thus received, or any part thereof, and the net proceeds of any such sale (net of fees and expenses of the Depositary as provided in Section 5.9) shall be distributed by the Depositary to the Owners entitled thereto as in the case of a distribution received in cash pursuant to Section 4.1.

            To the extent such Shares, or the net proceeds thereof, are not effectively distributed to Owners as provided herein, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.

      Section 4.4 Rights.

            (a) In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, following Consultation with the Company as to the procedure to be followed, (i) make such rights available to any Owners as provided in clause (A) below, (ii) dispose of such rights on behalf of any Owners and make the net proceeds available in Dollars to such Owners as provided in clause (B) below or (iii) if by the terms of such rights offering or for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then allow the rights to lapse.

            (A) If at the time of the offering of any rights the Depositary determines, following Consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments for such rights in such form as it deems appropriate.

            If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of this Deposit Agreement, and shall, pursuant to Section 2.3 of this Deposit Agreement, execute and deliver Receipts to such Owner. Such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to such restrictions on sale, deposit, cancellation, and transfer as the Depositary shall deem necessary, in its reasonable discretion, in order to comply with legal requirements or as shall be instructed by the Company.

            (B) If at the time of the offering of any rights, the Depositary determines, following Consultation with the Company, that it is not lawful or feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of this Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise and distribute the net proceeds, as in the case of a distribution received in cash pursuant to Section 4.1.

            (b) The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the

Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. Nothing in this Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

            (c) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

      Section 4.5 Conversion of Foreign Currency.

            Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation and in accordance with the terms thereof, provided, however, that the Company may convert Foreign Currency in accordance with Section 4.1 hereof. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.

            If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided that if such application involves or refers to the Company or is made on behalf of the Company, such application shall not be filed until approved by the Company.

            If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its reasonable discretion distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

            If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution in Dollars to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and distribute the balance of the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

      Section 4.6 Fixing of Record Date.

            Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in respect of any matter, the Depositary shall fix a record date which shall be, to the extent practicable, the same date as the record date for the Shares or other Deposited Securities, as the case may be, or as close thereto as practicable, after Consultation with the Company, (a) for the determination of the Owners who shall be (i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to exercise, or give instructions for the exercise of, voting rights at any such meeting, or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Owners hereunder with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to exercise, or give instructions for the exercise of, voting rights and to act in respect of any other such matter.

      Section 4.7 Voting of Deposited Securities.

            Upon receipt of (a) notice from the Company of any meeting of holders of Shares or other Deposited Securities and (b) the statement of the Custodian or such other major commercial German bank as may be reasonably chosen by the Depositary to act as a proxy bank (the "Proxy Bank"), setting forth its recommendations with regard to voting of the Shares as to any matter which is set forth in the notice from the Company on which a vote is to be taken by holders of Shares, together with an English translation thereof

(the "Recommendation"), unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Owners and Holders ("Voters") as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law, the Articles of Association of the Company, the Receipts and the Deposited Securities, to exercise, or to give instructions for the exercise of, the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective American Depositary Shares on such date (c) the Recommendation and (d) a statement as to the manner in which such instructions may be given, including an express indication that if no voting instructions are received on or before the date established by the Depositary for such purpose in accordance with Section 4.7 hereof (the "Instruction Date") then the Voters shall in each case be deemed to have instructed the Depositary to vote or cause the shares to be voted in accordance with the Recommendation.

            In addition, each Voter who desires to exercise, or give instructions for the exercise of, voting rights shall be required to execute and return to the Depositary on or before the Instruction Date, a document provided by the Depositary which (a) either (1) authorizes such Voter's American Depositary Shares to be delivered to a blocked account established for such purpose at The Depository Trust Company ("DTC") (as provided below), or (2) instructs the Depositary to block the Shares without delivering the American Depositary Shares to the Depositary and (b) instructs the Depositary as to how the whole number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Voter's Receipts are to be voted.

            Upon the written request of a Voter, as applicable, on such record date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable and permitted under German law, the Articles of Association of the Company and the Receipts, to vote or cause to be voted the amount of Shares or other Deposited

Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company agrees, without any liability to the Voters arising hereunder, to provide notice, to the extent practicable, of any meeting of Voters of Shares or other Deposited Securities containing the requisite information, together with English translations, to the Depositary within the twelve days following the publication of the invitation to the shareholders meeting in the German Federal Gazette. Voting rights may be exercised only in respect of four (4) American Depositary Shares, or integral multiples thereof. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions received from the Voters, as applicable, as of such record date.

            Subject to the following paragraph of this Section 4.7, if no specific voting instructions are received by the Depositary from any Voter (to whom Notice was sent by the Depositary) with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such American Depositary Receipts on or before the Instruction Date, such Voter shall be deemed, and the Depositary shall deem such Voter, to have instructed the Depositary to vote such Deposited Securities or to cause such Deposited Securities to be voted in accordance with the Recommendation. In no event may the Depositary itself exercise any voting discretion over any Shares or other Deposited Securities.

            Anything in this Deposit Agreement to the contrary notwithstanding, in the event that the Proxy Bank shall fail to supply the four (4) Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of Voters of Shares or other Deposited Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the Notice (which in this case will not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Voters as herein above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Voter on or before the Instruction Date with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such American Depositary Receipts, no votes shall be cast at such meeting with respect to such Deposited Securities.

            Nothing in this Deposit Agreement shall be construed to grant to a Voter any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

      Section 4.8 Changes Affecting Deposited Securities.

            In circumstances where the provisions of Section 4.3 do not apply, upon any change in nominal value (including, without limitation, the restatement of nominal value in any other currency), change in par value, split-up, consolidation or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities, shall be treated as new Deposited Securities under this Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and upon the request of the Company shall, execute and deliver additional Receipts as in the case of a dividend in Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

            Immediately upon the occurrence of any such change, conversion or exchange covered by this Section 4.8 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and upon the request of the Company shall, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to
Section 4.1.

      Section 4.9 Reports.

            The Depositary shall make available for inspection by Owners at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. Upon receipt of such reports furnished by the Company pursuant to Section 5.6, the Depositary shall promptly send copies to the Owners. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

            The Depositary shall furnish the Company with copies of reports it furnishes to the Commission pursuant to undertakings entered into by the Depositary with the Commission. In addition, when such information is furnished to the Commission, the Depositary shall also furnish the Company with the total number of Shares deposited at the account maintained by the Custodian for the purpose of this Deposit Agreement at the end of the period covered by such report.

            The Company shall furnish to the Depositary the name of each dealer known to the Company depositing Shares against issuance of American Depositary

Shares evidenced by Receipts during the period covered by reports required to be filed with the Commission.

      Section 4.10 Lists of Owners.

            Promptly upon request by the Company, the Depositary shall furnish to it a list, as of a recent date, of the names, addresses and holdings of American Depositary Shares by all persons in whose names Receipts are registered on the books of the Depositary and a list of all such persons who received such Receipts pursuant to a Pre-Release under Section 2.9 hereof.

      Section 4.11 Withholding.

            In the event that the Depositary determines in its reasonable discretion that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of this Deposit Agreement. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

            The Depositary will forward to the Company or its agent such information from its records as the Company may reasonably request to enable the Company or its agent to file any necessary reports with governmental authorities and agencies. In addition, to the extent practicable, and in accordance with instructions from the Company, the Depositary and the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

      5.    THE DEPOSITARY, THE CUSTODIAN AND THE COMPANY.

      Section 5.1 Maintenance of Office and Transfer Books by the Depositary.

            Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain in the Borough of Manhattan, The City of New York, facilities for the execution and delivery, registration, registration of transfers and surrender of Receipts in accordance with the provisions of this Deposit Agreement.

            The Depositary shall keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the Receipts. At the reasonable written request of the Company, the Company shall have the right to (i) inspect transfer and registration records of the Depositary or its agent and take copies thereof and
(ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Company may reasonably request.

            The Depositary may close the transfer books, at any time or from time to time, when transfer agents located in The City of New York generally close their transfer books or when deemed expedient by it in connection with the performance of its duties hereunder or at the request of the Company.

            If any Receipts or the American Depositary Shares evidenced thereby are listed on one or more stock exchanges in the United States, NASDAQ or any other over-the-counter market, the Depositary shall act as Registrar or appoint a Registrar or one or more co-Registrars for registry of such Receipts in accordance with any requirements of such exchange or exchanges or markets.

      Section 5.2 Prevention or Delay in Performance by the Depositary or the Company.

            None of the Depositary, the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or holder of any Receipt, if by reason of any provision of any present or future law, order, decree, moratorium, fiat or regulation of the United States or any other country, or of any governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary or the Company or any of their respective officers, directors, employees, agents or affiliates shall be prevented or forbidden from, or delayed in, or be subject to any civil or criminal penalty on account of, doing or performing any act or thing which by the terms of this Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary, the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Holder of any Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of this Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of this Deposit Agreement, or an offering or distribution pursuant to Section 4.4 of this Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

      Section 5.3 Obligations of the Depositary, the Custodian and the Company.

            Each of the Company, its agents and their respective officers, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to Owners or Holders or any other persons, other than as set forth below to the Depositary and the Custodian, and any agent of the Custodian or the Depositary appointed hereunder with the Company's prior written consent.

            Each of the Company, its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to the Depositary, except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            Each of the Company, its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to the Custodian or any agent of the Depositary or the Custodian, except under Section 5.8 of this Deposit Agreement.

            Each of the Depositary, its agents and their respective officers, employees and affiliates assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.

            The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in this Deposit Agreement, and no implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the Company or their respective agents.

            None of the Depositary, the Company or any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary.

            None of the Depositary, the Company or any of their respective agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.

            The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.

            The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith.

            No disclaimer of liability under the Securities Act of 1933 is intended by any provision of this Deposit Agreement.

      Section 5.4 Resignation and Removal of the Depositary.

            The Depositary may at any time resign as Depositary hereunder by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as hereinafter provided.

            In case at any time the Depositary acting hereunder shall resign or be removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary shall execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment hereunder, and thereupon such successor depositary, without any further act or deed, shall become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, upon payment of all sums due it and on the written request of the Company, shall execute and deliver an instrument transferring to such successor all rights and powers of such predecessor hereunder, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and any other information relating to this Deposit Agreement or the Receipts reasonably requested by such successor. Any such successor depositary shall promptly mail notice of its appointment to the Owners.

            Any corporation into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.

      Section 5.5 The Custodians.

            The Depositary has appointed DG Bank Deutsche Genossenschaftsbank, and may appoint from time to time one or more additional agents, to act for it as Custodian hereunder. Any such Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it. Any Custodian may resign and be discharged from its duties hereunder by written notice of such resignation delivered to the Depositary at least 30 days prior to the date on which such resignation is to become effective. If upon such resignation there shall be no Custodian acting hereunder, the Depositary shall, promptly after receiving such notice and after Consultation with the Company when practicable, appoint a substitute custodian that is organized under the laws of and domiciled in Germany which shall thereafter be a Custodian hereunder. Whenever the Depositary determines in its reasonable discretion that it is in the best interest of the Owners to do so, it may discharge any Custodian hereunder and appoint a substitute Custodian, upon Consultation with the Company. Whenever the Depositary in its reasonable discretion determines that it is in the best interest of the Owners to do so, it may appoint an additional custodian or custodians, which shall thereafter be one of the Custodians hereunder. Upon demand of the Depositary any Custodian shall deliver such of the Deposited Securities held by it as are requested of it to any other Custodian or such substitute or additional custodian or custodians. Each such substitute or additional custodian shall deliver to the Depositary, forthwith upon its appointment, an acceptance of such appointment satisfactory in form and substance to the Depositary. Immediately upon any such change, the Depositary shall give notice in writing to the Company to all Owners and to each other Custodian, if any, of the name, address and appointment of any custodian not named in the Receipts.

            Upon the appointment of any successor depositary hereunder, each Custodian then acting hereunder shall forthwith become, without any further act or writing, the agent hereunder of such successor depositary and the appointment of such successor depositary shall in no way impair the authority of each Custodian hereunder; but the successor depositary so appointed shall, nevertheless, on the written request of any Custodian, execute and deliver to such Custodian all such instruments as may be proper to give to such Custodian full and complete power and authority as agent hereunder of such successor depositary.

      Section 5.6 Notices and Reports.

            On or before the first date on which the Company gives notice, by publication or otherwise, of any meeting of holders of Shares or other Deposited Securities, or of any adjourned meeting of such holders, or of the taking of any action in respect of any cash or other distributions or the offering of any rights in respect of Deposited Securities, the Company agrees to transmit to the Depositary and the Custodian a copy of the notice thereof in the form given or to be given to holders of Shares or other Deposited Securities.

            The Company will arrange for the translation into English if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of such notices and any other reports and communications which are made generally available by the Company to holders of its Shares. The Depositary will arrange for the mailing of copies of such notices, reports and communications to all Owners. The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect such mailings.

      Section 5.7 Distribution of Additional Shares, Rights, etc.

            The Company agrees that in the event of any issuance or distribution to Owners pursuant to the Deposit Agreement of (1) additional Shares, (2) rights to subscribe for Shares, (3) securities convertible into Shares, or (4) rights to subscribe for such securities, (each a "Distribution") the Company will promptly furnish to the Depositary a written opinion from U.S. counsel for the Company, which counsel shall be reasonably satisfactory to the Depositary, stating whether or not the Distribution requires a registration statement under the Securities Act of 1933 to be in effect prior to making such Distribution available to Owners entitled thereto. If in the opinion of such counsel a registration statement is required, such counsel shall furnish to the Depositary a written opinion as to whether or not there is a registration statement in effect which will cover such Distribution. Nothing in this Deposit Agreement shall create, or shall be construed to create any obligation on the part of the Company to file any registration statement or to endeavor to have such a registration statement declared effective.

            The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares pursuant to this Deposit Agreement, either originally issued or previously issued and reacquired by the Company or any such affiliate, unless a registration statement is in effect as to such Shares under the Securities Act of 1933.

      Section 5.8 Indemnification.

            The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any loss, liability or reasonable expense (including, but not limited to, the reasonable fees and expenses of counsel) which may arise out of acts performed or omitted, in accordance with the provisions of this Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective officers, directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence, willful misconduct or bad faith of any of them, or (ii) by the Company or any of its officers, directors, employees, agents and affiliates.

            The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release transaction (as defined in Section 2.9 hereof) of a Receipt or Receipts in accordance with Section 2.9 and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum), relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Company), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

            The Depositary agrees to indemnify the Company, its officers, directors, employees, agents and affiliates and hold each of them harmless from any loss, liability or expense (including, but not limited to, reasonable fees and expenses of counsel) which may arise out of acts performed or omitted by the Depositary or the Custodian or their respective officers, directors, employees, agents and affiliates due to their negligence, willful misconduct or bad faith.

            If any action, claim or proceeding shall be brought or threatened to be brought against any party in respect of which indemnity may be sought pursuant to this Section 5.8 (the "Indemnified Party"), the Indemnified Party shall as soon as practicable (or, in the case of any action or claim which is threatened to be brought, as soon as practicable after such Indemnified Party becomes aware of the same) notify the party against whom indemnity may be sought (the "Indemnifying Party") in writing of such action, claim or proceeding, and the Indemnifying Party shall be entitled to participate therein and, to the extent that it wishes, to assume the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that if the Indemnified Party reasonably believes that there may be legal defenses available to it which are different from or in addition to those available to the Indemnifying Party it may retain counsel at its expense and participate in such defense. In all circumstances, all other parties hereto shall provide to the party against whom such action or claim is brought or threatened to be brought such information and assistance as such party shall reasonably request, subject to the provisions of the indemnity contained in this Section 5.8. Each party shall, to the extent reasonable, practicable and consistent with such party's legal obligations and responsibilities, in all circumstances consult with each of the other parties as and when reasonably requested by such party in respect of any action or claim referred to in this Section 5.8. After notice from the Indemnifying Party to the Indemnified Party of its election to assume the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense or investigation thereof. In no event shall the Indemnifying Party, in connection with any one such proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for fees and expenses of more than one counsel in each such jurisdiction). The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld.

            The obligations set forth in this Section 5.8 shall survive the termination of this Deposit Agreement and the succession or substitution of any indemnified person. No Owner or other holder of Receipts shall have any rights under this Section 5.8

      Section 5.9 Charges of Depositary.

            The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

            Subject to applicable law and the regulations of any exchange upon which the American Depositary Shares are listed, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3), whichever applicable:
(1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such air courier, cable, telex and facsimile transmission expenses as are expressly provided in this Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100

American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Section 2.3, 4.3 or 4.4, and the surrender of Receipts pursuant to Section 2.5 or 6.2, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to, Sections 4.1 through 4.4 hereof, except for any distribution of cash dividends and (7) a fee for the distribution of securities pursuant to Section 4.2, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

            The Depositary, subject to Section 2.9 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

      Section 5.10 Retention of Depositary Documents.

            The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests that such papers be retained for a longer period or turned over to the Company or to a successor depositary.

      Section 5.11 Exclusivity.

            Subject to Section 5.4 of this Agreement, the Company agrees not to appoint any other depositary for issuance of American Depositary Receipts so long as The Bank of New York is acting as Depositary hereunder.

            The Depositary agrees with the Company not to establish any unsponsored American depositary receipt program for any securities issued by the Company so long as the Depositary is acting hereunder.

      6.    AMENDMENT AND TERMINATION.

      Section 6.1 Amendment.

            The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of Owners or Holders. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, air courier, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Holder at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive therefor the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.

      Section 6.2 Termination.

            The Depositary shall at any time at the direction of the Company terminate this Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate this Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in Section 5.4. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 5.9, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distributions with respect thereto to the Owners thereof, and shall not give any further notices or perform any further acts under this Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in this Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of Receipts referred to in Section 5.9, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of this Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held hereunder and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges) and its obligations to the Company under Section 5.8 hereof. Upon the termination of this Deposit Agreement, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 hereof.

      7.    MISCELLANEOUS.

      Section 7.1 Counterparts.

            This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of such counterparts shall constitute one and the same instrument. Copies of this Deposit Agreement shall be filed with the Depositary and the Custodian and shall be open to inspection by any Holder or Owner of a Receipt during business hours.
Section 7.2 No Third Party Beneficiaries.

            This Deposit Agreement is for the exclusive benefit of the parties hereto and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.

      Section 7.3 Severability.

            In case any one or more of the provisions contained in this Deposit Agreement or in the Receipts should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall in no way be affected, prejudiced or disturbed thereby.

      Section 7.4 Holders and Owners as Parties; Binding Effect.

            The Holders and Owners of Receipts from time to time shall be parties to this Deposit Agreement and shall be bound by all of the terms and conditions hereof and of the Receipts by acceptance thereof.

      Section 7.5 Notices.

            Any and all notices to be given to the Company shall be deemed to have been duly given if personally delivered or sent by mail or air courier, or by facsimile transmission confirmed by letter, addressed to SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung, Neurottstra(beta)e 16, D-69190, Walldorf, Federal Republic of Germany, facsimile number: 011-49-6227-7-42060 or any other place to which the Company may have transferred its principal office.

            Any and all notices to be given to the Depositary shall be deemed to have been duly given if in English and personally delivered or sent by mail or air courier, or by facsimile transmission confirmed by letter, addressed to The Bank of New York, 101 Barclay Street, New York, New York 10286, Attention:
American Depositary Receipt Administration, facsimile number: 212-571-3050 or any other place to which the Depositary may have transferred its Corporate Trust Office.

            Any and all notices to be given to any Owner shall be deemed to have been duly given if personally delivered or sent by mail or air courier or by cable, telex or facsimile transmission confirmed by letter, addressed to such Owner at the address of such Owner as it appears on the transfer books for Receipts of the Depositary, or, if such Owner shall have filed with the Depositary a written request that notices intended for such Owner be mailed to some other address, at the address designated in such request.

            Delivery of a notice sent by mail or air courier or by cable, telex or facsimile transmission shall be deemed to be effected at the time when a duly addressed letter containing the same (or a confirmation thereof in the case of a cable, telex or facsimile transmission) is deposited, postage prepaid, in a post-office letter box or, in the case of a letter sent by air courier, with the air courier company. The Depositary or the Company may, however, act upon any cable, telex or facsimile transmission received by it, notwithstanding that such cable, telex or facsimile transmission shall not subsequently be confirmed by letter as aforesaid.

      Section 7.6 Governing Law.

            This Deposit Agreement and the Receipts shall be interpreted and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York, without regard to the principles of conflicts of laws thereof.

      Section 7.7 Compliance with U.S. Securities Laws.

            Notwithstanding anything in this Deposit Agreement to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under this Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.

      Section 7.8 Assignment.

            Unless otherwise agreed in writing, this Deposit Agreement may not be assigned by either the Company or the Depositary.

      IN WITNESS WHEREOF, SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUNGEN, PRODUKTE IN DER DATENVERARBEITUNG and THE BANK OF NEW YORK have duly executed this agreement as of the day and year first set forth above and all Owners shall become parties hereto upon acceptance by them of Receipts issued in accordance with the terms hereof.


                        SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUNGEN,
                        PRODUKTE IN DER DATENVERARBEITUNG



                        By: _________________________________________
                            Name:
                            Title:



                        By: _________________________________________
                            Name:
                            Title:


                        THE BANK OF NEW YORK,

                            as Depositary



                        By: _________________________________________
                            Name:
                            Title:

                                                                       Exhibit A

               Exhibit A to Amended and Restated Deposit Agreement
CERTAIN RIGHTS OF THE OWNERS AND HOLDERS OF THIS AMERICAN DEPOSITARY RECEIPT MAY BE WITHHELD IN ACCORDANCE WITH THE PROVISIONS OF AND UNDER CIRCUMSTANCES AS SET OUT IN ARTICLE (22) HEREOF, INCLUDING, WITHOUT LIMITATION, VOTING RIGHTS AND THE RIGHT TO RECEIVE DIVIDENDS AND OTHER DISTRIBUTIONS

                                         AMERICAN DEPOSITARY SHARES
                                         --------------------------
                                         (Each American Depositary Share
                                         represents one twelfth (1/12) of one
                                         Share (as defined in the Deposit
                                         Agreement) prior to the Effective Date
                                         (as defined in the Deposit Agreement)
                                         and one fourth (1/4) of one Share,
                                         thereafter)

                              THE BANK OF NEW YORK
                           AMERICAN DEPOSITARY RECEIPT
                   FOR AMERICAN DEPOSITARY SHARES REPRESENTING
                                ORDINARY SHARES,
                            WITHOUT NOMINAL VALUE, OF
                  SAP AKTIENGESELLSCHAFT SYSTEME, ANWENDUNGEN,
                        PRODUKTE IN DER DATENVERARBEITUNG
                (A STOCK CORPORATION ORGANIZED UNDER THE LAWS OF
                        THE FEDERAL REPUBLIC OF GERMANY)

            The Bank of New York as depositary (hereinafter called the "Depositary"), hereby certifies that___________________________________________
_______________________________________________________________ , or registered assigns IS THE OWNER OF________________________________________________

                           AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares, without nominal value, (herein called "Shares") of SAP Aktiengesellschaft Systeme, Anwendungen, Produkte in der Datenverarbeitung, a stock corporation organized under the laws of the Federal Republic of Germany (herein called the "Company"). At the date hereof, each American Depositary Share represents one twelfth (1/12) of one Share prior to the Effective Date (as defined in the Deposit Agreement) and one fourth (1/4) of one Share thereafter, which is either deposited or subject to deposit under the Deposit Agreement (as hereinafter defined) at the Frankfurt/Main office of either DG Bank Deutsche Genossenschaftsbank or Dresdner Bank (herein collectively called the "Custodian"). The Depositary's Corporate Trust Office is located at a different address than its principal executive office. Its Corporate Trust Office is located at 101 Barclay Street, New York, N.Y. 10286, and its principal executive office is located at One Wall Street, New York, N.Y. 10286.

               THE DEPOSITARY'S CORPORATE TRUST OFFICE ADDRESS IS
                    101 BARCLAY STREET, NEW YORK, N.Y. 10286

1.    THE DEPOSIT AGREEMENT.

      This American Depositary Receipt is one of an issue (herein called "Receipts"), all issued and to be issued upon the terms and conditions set forth in the deposit agreement, dated as of September 12, 1995, as amended and restated as of June 26, 1998, as further amended and restated as of June 23, 2000 and as further amended and restated as of __________, 2001 (herein called the "Deposit Agreement"), by and among the Company, the Depositary, and all Owners and Holders from time to time of Receipts issued thereunder, each of whom by accepting a Receipt agrees to become a party thereto and become bound by all the terms and conditions thereof. The Deposit Agreement sets forth the rights of Owners and Holders of the Receipts and the rights and duties of the Depositary in respect of the Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of such Shares and held thereunder (such Shares, securities, property, and cash are herein called "Deposited Securities"). Copies of the Deposit Agreement are on file at the Depositary's Corporate Trust Office in New York City and at the office of the Custodian.

      The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made. Capitalized terms not defined herein shall have the meanings set forth in the Deposit Agreement.

2.    SURRENDER OF RECEIPTS AND WITHDRAWAL OF SHARES.

      Upon surrender at the Corporate Trust Office of the Depositary of this Receipt, and upon payment of the fee of the Depositary provided in Article 7 of this Receipt and Section 5.9 of the Deposit Agreement, and subject to the terms and conditions of the Deposit Agreement, the Articles of Association of the Company, the Deposited Securities and applicable law, the Owner hereof is entitled to due assignment, transfer and delivery of all right, title, legal ownership and interest, to it or upon its order, of such whole number of

Deposited Securities at the time represented by the American Depositary Shares for which this Receipt is issued and a new Receipt for the number of American Depositary Shares representing any fractional Deposited Securities and any Deposited Securities not being withdrawn. Delivery of such Deposited Securities may be made by (a)(i) delivery of certificates in the name of the Owner hereof or as ordered by it or by the delivery of certificates properly endorsed or accompanied by proper instruments of transfer to such Owner or as ordered by it, subject to the Articles of Association of the Company, or (ii) delivery or transfer to an account through the facilities of Clearstream International or Morgan Guaranty Trust of New York, Brussels office, as operator of the Euroclear System, for the benefit of such Owner or as ordered by it and (b) any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made without unreasonable delay at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited Securities for such delivery at the Corporate Trust Office of the Depositary shall be at the risk and expense of the Owner hereof. Notwithstanding any other provision of the Deposit Agreement or this Receipt, the surrender of outstanding Receipts and withdrawal of Deposited Securities may be suspended only for (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the deposit of Shares in connection with voting at a shareholders' meeting, or the payment of dividends,
(ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the Receipts or to the withdrawal of the Deposited Securities.

      The Depositary shall not accept for surrender a Receipt evidencing American Depositary Shares representing in the aggregate a fractional interest in one Share or other Deposited Security. In the case of surrender of a Receipt evidencing any number of American Depositary Shares representing in the aggregate other than a whole number of

Deposited Securities, together with payment and delivery of written instructions for withdrawal of Deposited Securities as required under this Article (2), the Depositary shall cause the whole number of Deposited Securities requested to be withdrawn by the Owner of such Receipt to be withdrawn and delivered to or upon the order of such Owner and shall issue and deliver to or upon the order of the person surrendering such Receipt, a new Receipt evidencing American Depositary Shares representing the Deposited Securities not requested to be withdrawn, including any fractional interests in the Deposited Securities.

3.    TRANSFERS, SPLIT-UPS, AND COMBINATIONS OF RECEIPTS.

      The transfer of this Receipt is registrable on the books of the Depositary upon surrender at the Corporate Trust Office of the Depository of this Receipt, by the Owner hereof in person or by a duly authorized attorney, properly endorsed for transfer or accompanied by proper instruments of transfer and duly stamped as may be required by the laws of the State of New York and of the United States of America. Thereupon, the Depositary shall execute and deliver a new Receipt or Receipts to or upon the order of the person entitled thereto, subject to receipt of any certifications as the Depositary or the Company may require to comply with applicable laws. This Receipt may be split into other such Receipts, or may be combined with other such Receipts into one Receipt, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered. As a condition precedent to the execution and delivery, registration of transfer, split-up, combination, or surrender of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require (i) payment from the depositor of Shares or the presenter of the Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or Deposited Securities being withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, (ii) the production of proof satisfactory to it as to the identity and genuineness of any signature and
(iii) compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement or this Receipt. This Receipt may be surrendered for the purpose of effecting a split-up or combination of such Receipt, and the Depositary, subject to the terms and conditions of the Deposit Agreement, shall execute and deliver a new Receipt for any authorized number of Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts surrendered.

      The delivery of Receipts against deposits of Shares generally or against deposits of particular Shares may be suspended or withheld, or deposits of Shares may be refused, or the registration of transfer, split-up or combination of outstanding Receipts in particular instances may be refused, or the registration of transfer, split-up or combination of outstanding Receipts generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of applicable law or of any government or governmental or regulatory authority, body or commission, or under any provision of the Deposit Agreement or this Receipt or the Articles of Association of the Company, or for any other reason, subject to the provisions of Article 24. Without limitation of the foregoing, neither the Depositary nor the Custodian shall knowingly accept for deposit under the Deposit Agreement any Shares required to be registered under the provisions of the Securities Act of 1933, unless a registration statement is in effect as to such Shares.

4.    LIABILITY OF OWNER FOR TAXES.

      If any tax or other governmental charge shall become payable with respect to any Receipt or any Deposited Securities represented hereby, such tax or other governmental charge shall be payable by the Owner or Holder hereof to the Depositary. The Depositary may, and at the request of the Company shall, refuse to effect any registration of transfer of this Receipt (or any split-up or combination hereof) or any withdrawal of Deposited

Securities represented by American Depositary Shares evidenced by this Receipt until such payment is made, and may withhold any dividends or other distributions, or may sell for the account of the Owner or Holder hereof any part or all of the Deposited Securities represented by the American Depositary Shares evidenced by this Receipt, and may apply such dividends or other distributions or the proceeds of any such sale in payment of such tax or other governmental charge and the Owner or Holder hereof shall remain liable for any deficiency.

5.    WARRANTIES OF DEPOSITORS.

      Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant (i) that such Shares and each certificate therefor are validly issued, fully paid and nonassessable, (ii) that such Shares are free and clear of any lien, encumbrance, security interest, charge, mortgage, pledge or restriction on transfer, (iii) that such Shares are accompanied by any dividend coupons for dividends to be paid in the future and rights to receive any such dividend coupons or appropriate evidence thereof and
(iv) that the person making such deposit is duly authorized to do so. Every such person shall also be deemed to represent that the deposit of such Shares and the sale of Receipts evidencing American Depositary Shares representing such Shares by that person are not restricted under the Securities Act of 1933. Such representations and warranties shall survive the deposit of Shares and issuance of Receipts.

6.    FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.

      Any person presenting Shares for deposit or any Owner or Holder of a Receipt may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval and payment of all taxes and other governmental charges, legal or beneficial ownership of Receipts, Deposited Securities and other securities and the nature of such ownership or compliance with all applicable laws, regulations and provisions of or governing Deposited Securities and the terms of the Deposit

Agreement, or other information and to execute and deliver such certificates and to make such representations and warranties, as the Depositary or the Company may deem necessary or proper. The Depositary may, and upon the request of the Company shall, withhold the delivery or registration of transfer of any Receipt or the distribution of any dividend or sale or distribution of rights or of the proceeds thereof or the delivery of any Deposited Securities until such proof or other information is filed or such certificates are executed and delivered or such representations and warranties made. Upon the request of the Company, the Depositary shall provide the Company in a timely manner copies of any such proofs and certificates and such written representations and warranties that it receives. No Share shall be accepted for deposit unless accompanied by evidence satisfactory to the Depositary that all conditions to such deposit have been satisfied by the person depositing such Shares under the laws and regulations of Germany and any necessary approval has been granted by any governmental authority or body in Germany which is then performing the function of the regulation of currency exchange or any other function which requires approval for the deposit of Shares and by any dividend coupons for dividends to be paid in the future and rights to receive such dividend coupons or appropriate evidence thereof.

7.    CHARGES OF DEPOSITARY.

      The Company agrees to pay the fees, reasonable expenses and out-of-pocket charges of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.

      Subject to applicable law and the regulations of any exchange upon which the American Depositary Shares are listed, the following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering Receipts or to whom

Receipts are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.3 of the Deposit Agreement), whichever applicable: (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals under the Deposit Agreement, (3) such air courier, cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, (4) such expenses as are incurred by the Depositary in the conversion of Foreign Currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the execution and delivery of Receipts pursuant to Sections 2.3, 4.3 or 4.4 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.5 or 6.2 of the Deposit Agreement, (6) a fee of $.02 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.1 through 4.4 thereof, except for any distribution of cash dividends and (7) a fee for the distribution of securities pursuant to Section 4.2 of the Deposit Agreement, such fee being in an amount equal to the fee for the execution and delivery of Receipts referred to above which would have been charged as a result of the deposit of such securities (for purposes of this clause (7) treating all such securities as if they were Shares), but which securities are instead distributed by the Depositary to Owners.

      The Depositary, subject to Article 8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.    LOANS AND PRE-RELEASE OF SHARES AND RECEIPTS.

      Notwithstanding Section 2.3 of the Deposit Agreement, the Depositary may execute and deliver Receipts prior to the receipt of Shares pursuant to Section
2.2 of the Deposit

Agreement (a "Pre-Release") unless the Company requests the Depositary to cease doing so. The Depositary may, pursuant to Section 2.5 of the Deposit Agreement, deliver Shares upon the receipt and cancellation of Receipts which have been Pre-Released, whether or not such cancellation is prior to the termination of such Pre-Release or the Depositary knows that such Receipt has been Pre-Released. The Depositary may receive Receipts in lieu of Shares in satisfaction of a Pre-Release. In no event will the Depositary deliver Shares prior to the receipt and cancellation of Receipts for Shares. Each Pre-Release will be (a) preceded or accompanied by a written representation and agreement from the person to whom Receipts are to be delivered ("Pre-Releasee"), that the Pre-Releasee, or its customer, (i) owns the Shares or Receipts to be remitted, as the case may be, (ii) assigns all beneficial rights, title and interest in such Shares or Receipts, as the case may be, to the Depositary in its capacity as such and for the benefit of the Owners, and (iii) will not take any action with respect to such Shares or Receipts, as the case may be, that is inconsistent with the transfer of beneficial ownership (including, without the consent of the Depositary, disposing of such Shares or Receipts, as the case may
be), other than in satisfaction of a Pre-Release, (b) at all times fully collateralized with cash, U.S. government securities or such other collateral as the Depositary determines, in good faith, will provide substantially similar liquidity and security, (c) terminable by the Depositary on not more than five
(5) business days notice, and (d) subject to such further indemnities and credit regulations as the Depositary deems appropriate. The number of Shares not deposited but represented by American Depositary Shares outstanding at any time as a result of Pre-Releases will not normally exceed thirty percent (30%) of the Shares deposited under the Deposit Agreement; provided, however, that the Depositary reserves the right to disregard such limit from time to time as it deems reasonably appropriate, and may, with the prior written consent of the Company, change such limit for purposes of general application; provided, further, that the Company shall have the right to request in writing that the Depositary cease any further Pre-Releases and the Depositary shall be required to act upon such a request only with respect to proposed Pre-Releases made two business days following the Depositary's receipt of the request by the

Company. The Depositary will also set Dollar limits with respect to Pre-Release transactions to be entered into under the Deposit Agreement with any particular Pre-Releasee on a case-by-case basis as the Depositary deems appropriate. For purposes of enabling the Depositary to fulfill its obligations to the Owners under the Deposit Agreement, the collateral referred to in clause (b) above shall be held by the Depositary as security for the performance of the Pre-Releasee's obligations to the Depositary in connection with a Pre-Release transaction, including the Pre-Releasee's obligation to deliver Shares or Receipts upon termination of a Pre-Release transaction (and shall not, for the avoidance of doubt, constitute Deposited Securities under the Deposit Agreement).

      The Depositary may retain for its own account any compensation received by it in connection with the foregoing. The Company shall have no liability to any Holder or Owner with respect to any representations, actions or omissions by the Depositary, or any of its agents pursuant to Section 2.9 of the Deposit Agreement.

9.    TITLE TO RECEIPTS.

      It is a condition of this Receipt and every successive Holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt (and the American Depositary Shares evidenced hereby) when properly endorsed or accompanied by proper instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument under the laws of the State of New York; provided, however, that the Company and the Depositary, notwithstanding any notice to the contrary, may treat the Owner hereof as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes, and neither the Depositary nor the Company will have any obligation or be subject to any liability under the Deposit Agreement to any holder of this Receipt, unless such holder is the Owner hereof.

10.   VALIDITY OF RECEIPT.

      This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been executed by the Depositary by the manual or facsimile signature of a duly authorized signatory of the Depositary and, if a Registrar (other than the Depositary) for the Receipts shall have been appointed, countersigned by the manual or facsimile signature of a duly authorized signatory of the Registrar.

11.   REPORTS; INSPECTION OF TRANSFER BOOKS.

      The Company is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 and, accordingly, files certain reports with the Securities and Exchange Commission (hereinafter called the "Commission").

      Such reports and communications will be available for inspection and copying at the public reference facilities maintained by the Commission located at 450 Fifth Street, N.W., Washington, D.C. 20549.

      The Depositary will make available for inspection by Owners of Receipts at its Corporate Trust Office any reports and communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of such Deposited Securities by the Company. Upon the receipt of such reports furnished by the Company pursuant to Section 5.6 of the Deposit Agreement, the Depositary shall promptly send copies to the Owners. Any such reports and communications, including any such proxy soliciting material, furnished to the Depositary by the Company shall be furnished in English to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.

      The Company shall furnish to the Depositary the name of each dealer known to the Company depositing Shares against issuance of American Depositary Shares evidenced by Receipts during the period covered by reports required to be filed with the Commission.

      The Depositary will keep books at its Corporate Trust Office for the registration of Receipts and transfers of Receipts which at all reasonable times shall be open for inspection by the Owners of Receipts provided that such inspection shall not be for the purpose of communicating with Owners of Receipts in the interest of a business or object other than the business of the Company or a matter related to the Deposit Agreement or the Receipts. At the reasonable written request of the Company, the Company shall have the right to (i) inspect transfer and registration records of the Depositary or its agent and take copies thereof and (ii) require the Depositary or its agent, the Registrar and any co-transfer agents or co-registrars to supply promptly copies of such portions of such records as the Company may reasonably request.

      The Depositary may close the transfer books, at any time or from time to time, when transfer agents located in The City of New York generally close their transfer books or when deemed expedient by it in connection with the performance of its duties under the Deposit Agreement or at the request of the Company.

12.   DIVIDENDS AND DISTRIBUTIONS.

      Whenever the Depositary receives any cash dividend or other cash distribution on any Deposited Securities, the Depositary shall, if any amounts received in a Foreign Currency can in the reasonable judgment of the Depositary be converted on a reasonable basis into United States dollars transferable to the United States, and subject to the provisions of Section 4.5 of the Deposit Agreement and Article 13 hereof, convert such dividend or distribution into Dollars and shall as promptly as practicable distribute the amount thus received (net of the expenses of the Depositary in connection with the conversion of such Foreign Currency into Dollars and such other fees and expenses as provided in Section 5.9 of the Deposit Agreement) to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively; provided, however, that in the event that the Company or the Depositary is required to withhold and does withhold from any cash dividend or other cash distribution in respect of any Deposited Securities an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the Receipts evidencing American Depositary Shares representing such Deposited Securities shall be reduced accordingly; provided, further, that the Company may elect, but is not obligated, to convert any such dividend or distribution into Dollars on behalf of the Holders, either (x) through distribution of Dollars rather than Deutsche Marks to the Depositary or (y) upon reasonable notice to the Depositary given in advance of any such dividend or distribution, through payment to the Depositary of the number of Dollars equivalent to (on the basis of an exchange rate which approximates the offer rate of exchange as quoted by the Federal Reserve Bank of Germany or the new European Central Bank as of the date of receipt of such currency) the number of Deutsche Marks received by the Depositary pursuant to such dividend or distribution, in exchange for such Deutsche Mark and the Company shall be responsible for establishing the appropriate rate of distribution and the timely delivery of funds.

      Subject to the provisions of Sections 4.11 and 5.9 of the Deposit Agreement, whenever the Custodian or the Depositary receives any distribution other than a distribution described in Sections 4.1, 4.3 or 4.4 of the Deposit Agreement, the Depositary shall, as promptly as practicable, cause the securities or property received by it or the Custodian to be distributed to the Owners of Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, in any manner that the Depositary may deem equitable and practicable for accomplishing such distribution; provided, however, that if the Company shall so direct or if in the reasonable opinion of the Depositary such distribution cannot be made proportionately among the Owners of Receipts entitled thereto, or if for any other reason the Depositary determines that it is not lawful or feasible to make such a distribution to all or certain Owners, the Depositary may adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting a distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and the net proceeds of any such sale (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners of Receipts entitled thereto as in the case of a distribution received in cash. To the extent such securities or property, or the net proceeds thereof, are not effectively distributed to Owners as provided in the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter represent its proportionate interest, in such securities, property or net proceeds.

      If any distribution upon Deposited Securities consists of a dividend in, or free distribution of, Shares, the Depositary may and shall if the Company shall so request, distribute to the Owners of outstanding Receipts entitled thereto, in proportion to the number of American Depositary Shares representing such Deposited Securities held by them respectively, additional Receipts evidencing an aggregate number of American Depositary Shares representing the amount of Shares received as such dividend or free distribution, subject to the terms and conditions of the Deposit Agreement with respect to the deposit of Shares and the issuance of American Depositary Shares evidenced by Receipts, including the withholding of any tax or other governmental charge as provided in
Section 4.11 of the Deposit Agreement and the payment of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement. In lieu of delivering Receipts for fractional American Depositary Shares in any such case, the Depositary will sell the amount of Shares represented by the aggregate of such fractions and distribute the net proceeds, all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement. If for any reason

(including any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges) the Depositary determines that it is not lawful or feasible to make a distribution of Shares to all or certain Owners, the Depositary may adopt such method as it may deem lawful, equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the Shares thus received, or any part thereof, and the net proceeds of any such sale (net of fees and expenses of the Depositary as provided in Section 5.9 of the Deposit Agreement) shall be distributed by the Depositary to the Owners entitled thereto, all in the manner and subject to the conditions of Section 4.1 of the Deposit Agreement. To the extent such Shares, or the net proceeds thereof, are not effectively distributed to Owners as provided in the Deposit Agreement, the same shall constitute Deposited Securities and each American Depositary Share shall thereafter also represent its proportionate interest in the additional Shares distributed upon the Deposited Securities represented thereby and such net proceeds.

      In the event that the Depositary determines in its reasonable discretion that any distribution in property (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge which the Depositary is obligated to withhold, the Depositary may by public or private sale dispose of all or a portion of such property (including Shares and rights to subscribe therefor) in such amounts and in such manner as the Depositary deems necessary and practicable to pay any such taxes or charges, and the Depositary shall distribute the net proceeds of any such sale after deduction of such taxes or charges to the Owners of Receipts entitled thereto in proportion to the number of American Depositary Shares held by them respectively and the Depositary shall distribute any unsold balance of such property in accordance with the provisions of the Deposit Agreement. The Depositary or its agent shall remit to appropriate governmental authorities and agencies in the United States all amounts, if any, withheld and owing to such authorities and agencies by the Depositary.

      In addition, to the extent practicable, and in accordance with instructions from the Company, the Depositary and the Custodian will take all practicable administrative actions necessary to obtain all tax refunds and to reduce German withholding taxes on dividends and other distributions on the Deposited Securities.

13.   CONVERSION OF FOREIGN CURRENCY.

      Whenever the Depositary or the Custodian shall receive Foreign Currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the Foreign Currency so received can in the reasonable judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary shall convert or cause to be converted, as promptly as practicable, by sale or in any other manner that it may determine, such Foreign Currency into Dollars, and such Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto or, if the Depositary shall have distributed any warrants or other instruments which entitle the holders thereof to such Dollars, then to the holders of such warrants and/or instruments upon surrender thereof for cancellation and in accordance with the terms thereof, provided, however, that the Company may convert Foreign Currency in accordance with Article 12 hereof. Such distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners on account of exchange restrictions, the date of delivery of any Receipt or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.

      If such conversion or distribution can be effected only with the approval or license of any government or agency thereof, the Depositary shall file such application for approval or license, if any, as it may deem desirable; provided that if such application involves or refers to the Company or is made on behalf of the Company, such application shall not be filed until approved by the Company.

      If at any time the Depositary shall determine that in its reasonable judgment any Foreign Currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof which is required for such conversion is denied or in the reasonable opinion of the Depositary is not obtainable, or if any such approval or license is not obtained within a reasonable period as determined by the Depositary, the Depositary may in its reasonable discretion distribute the Foreign Currency (or an appropriate document evidencing the right to receive such Foreign Currency) received by the Depositary to, or hold such Foreign Currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.

      If any such conversion of Foreign Currency, in whole or in part, cannot be effected for distribution in Dollars to some of the Owners entitled thereto, the Depositary may in its reasonable discretion make such conversion and distribution in Dollars to the extent permissible to the Owners entitled thereto and may distribute the balance of the Foreign Currency received by the Depositary to, or hold such balance uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled thereto.

14.   RIGHTS.

      (a) In the event that the Company shall offer or cause to be offered to the holders of any Deposited Securities any rights to subscribe for additional Shares or any rights of any other nature, the Depositary shall, following Consultation with the Company as to the procedure to be followed, (i) make such rights available to any Owners as provided in clause (A) below, (ii) dispose of such rights on behalf of any Owners and make the net cash proceeds available in Dollars to such Owners as provided in clause (B) below or, (iii) if by the terms of such rights offering or, for any other reason, the Depositary may not either make such rights available to any Owners or dispose of such rights and make the net proceeds available to such Owners, then the Depositary shall allow the rights to lapse.

      (A) If at the time of the offering of any rights the Depositary determines, following Consultation with the Company, that it is lawful and feasible to make such rights available to all Owners or to certain Owners but not to other Owners, the Depositary may distribute to any Owner to whom it determines the distribution to be lawful and feasible, in proportion to the number of American Depositary Shares held by such Owner, warrants or other instruments therefor in such form as it deems appropriate.

      If the Depositary has distributed warrants or other instruments for rights to all or certain Owners, then upon instruction from such an Owner pursuant to such warrants or other instruments to the Depositary from such Owner to exercise such rights, upon payment by such Owner to the Depositary for the account of such Owner of an amount equal to the purchase price of the Shares to be received upon the exercise of the rights, and upon payment of the fees of the Depositary and any other charges as set forth in such warrants or other instruments, the Depositary shall, on behalf of such Owner, exercise the rights and purchase the Shares, and the Company shall cause the Shares so purchased to be delivered to the Depositary on behalf of such Owner. As agent for such Owner, the Depositary will cause the Shares so purchased to be deposited pursuant to Section 2.2 of the Deposit Agreement, and shall, pursuant to Section 2.3 of the Deposit Agreement, execute and deliver Receipts to such Owner. Such Receipts shall be legended in accordance with applicable U.S. laws, and shall be subject to such restrictions on sale, deposit, cancellation, and transfer as the Depositary shall deem necessary, in its reasonable discretion, in order to comply with legal requirements or as shall be instructed by the Company.

      (B) If at the time of the offering of any rights, the Depositary determines, following Consultation with the Company, that it is not lawful and feasible to make such rights available to all or certain Owners, it may sell the rights, warrants or other instruments in proportion to the number of American Depositary Shares held by the Owners to whom it has determined it may not lawfully or feasibly make such rights available, and allocate the net cash proceeds of such sales (net of the fees of the Depositary as provided in Section 5.9 of the Deposit Agreement and all taxes and governmental charges payable in connection with such rights and subject to the terms and conditions of the Deposit Agreement) for the account of such Owners otherwise entitled to such rights, warrants or other instruments, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any Receipt or otherwise and distribute the net cash proceeds, as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

      (b) The Depositary will not offer rights to Owners unless both the rights and the securities to which such rights relate are either exempt from registration under the Securities Act of 1933 with respect to a distribution to Owners or are registered under the provisions of such Act. If an Owner of Receipts requests distribution of warrants or other instruments, notwithstanding that there has been no such registration under such Act, the Depositary shall not effect such distribution unless it has received an opinion from counsel in the United States for the Company upon which the Depositary may rely that such distribution to such Owner is exempt from such registration. Nothing in this Receipt or in the Deposit Agreement shall create, or shall be construed to create, any obligation on the part of the Company to file a registration statement with respect to such rights or underlying securities or to endeavor to have such a registration statement declared effective.

      (c) The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make such rights available to Owners in general or any Owner in particular.

15.   RECORD DATES.

      Whenever any cash dividend or other cash distribution shall become payable or any distribution other than cash shall be made, or whenever rights shall be issued with respect to the Deposited Securities, or whenever for any reason the Depositary causes a change in the number of Shares that are represented by each American Depositary Share, or whenever the Depositary shall receive notice of any meeting of holders of Shares or other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in respect of any matter, the Depositary shall fix a record date which shall be, to the extent practicable, the same date as the record date for the Shares or other Deposited Securities, as the case may be, or as close thereto as practicable, after Consultation with the Company, (a) for the determination of the Owners of Receipts who shall be
(i) entitled to receive such dividend, distribution or rights or the net proceeds of the sale thereof or (ii) entitled to exercise, or give instructions for the exercise of, voting rights at any such meeting, or (b) for fixing the date on or after which each American Depositary Share will represent the changed number of Shares. Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions thereof, the Owners on such record date shall be entitled, as the case may be, to receive the amount distributable by the Depositary with respect to such dividend or other distribution or such rights or the net proceeds of sale thereof or to exercise the rights of Owners under the Deposit Agreement with respect to such changed number of Shares represented by each American Depositary Share in proportion to the number of American Depositary Shares held by them respectively and to exercise, or give instructions for the exercise of, voting rights and to act in respect of any other such matter.

16.   VOTING OF DEPOSITED SECURITIES.

      Upon receipt of (a) notice from the Company of any meeting of holders of Shares or other Deposited Securities and (b) the statement of the Custodian or such other major commercial German bank as may be reasonably chosen by the Depositary to act as a proxy bank (the "Proxy Bank"), setting forth its recommendations with regard to voting of the Shares as to any matter which is set forth in the notice from the Company on which a vote is to be taken by holders of Shares, together with an English translation thereof (the "Recommendation"), unless otherwise requested in writing by the Company, the Depositary shall, as soon as practicable thereafter, mail to the Owners a notice, which shall contain (i) such information as is contained in such notice of meeting and (ii) a statement that the Owners and Holders ("Voters") as of the close of business on a specified record date will be entitled, subject to any applicable provision of German law, the Articles of Association of the Company, the Receipts and the Deposited Securities, to exercise, or to give instructions for the exercise of, the voting rights, if any, pertaining to the whole number of Shares or other Deposited Securities represented by their respective American Depositary Shares on such date (c) the Recommendation and (d) a statement as to the manner in which such instructions may be given, including an express indication that if no voting instructions are received on or before the date established by the Depositary for such purpose in accordance with Section 4.7 of the Deposit Agreement (the "Instruction Date") then the Voters shall in each case be deemed to have instructed the Depositary to vote or cause the shares to be voted in accordance with the Recommendation.

      In addition, each Voter who desires to exercise, or give instructions for the exercise of, voting rights shall be required to execute and return to the Depositary on or before the Instruction Date, a document provided by the Depositary which (a) either (1) authorizes such Voter's American Depositary Shares to be delivered to a blocked account established for such purpose at The Depository Trust Company ("DTC") (as provided below), or (2) instructs the Depositary to block the Shares without delivering the American Depositary Shares to the Depositary and (b) instructs the Depositary as to how the whole number of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Voter's Receipts are to be voted.

      Upon the written request of a Voter, as applicable, on such record date, received on or before the Instruction Date, the Depositary shall endeavor, insofar as practicable and permitted under German law, the Articles of Association of the Company and the Receipts, to vote or cause to be voted the amount of Shares or other Deposited Securities represented by the American Depositary Shares evidenced by such Receipt in accordance with the instructions set forth in such request. The Company agrees, without any liability to the Voters arising hereunder, to provide notice, to the extent practicable, of any meeting of Voters of Shares or other Deposited Securities containing the requisite information, together with English translations, to the Depositary within the twelve days following the publication of the invitation to the shareholders meeting in the German Federal Gazette. Voting rights may be exercised only in respect of four (4) American Depositary Shares, or integral multiples thereof. The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares or other Deposited Securities, other than in accordance with such instructions or deemed instructions received from the Voters, as applicable, as of such record date.

      Subject to the following paragraph of this Article (16), if no specific voting instructions are received by the Depositary from any Voter (to whom Notice was sent by the Depositary) with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such American Depositary Receipts on or before the Instruction Date, such Voter shall be deemed, and the Depositary shall deem such Voter, to have instructed the Depositary to vote such Deposited Securities or to cause such Deposited Securities to be voted in accordance with the Recommendation. In no event may the Depositary itself exercise any voting discretion over any Shares or other Deposited Securities.

      Anything in the Deposit Agreement to the contrary notwithstanding, in the event that the Proxy Bank shall fail to supply the Recommendation to the Depositary at least twenty-one (21) calendar days prior to any meeting of holders of Shares or other Deposited

Securities with respect to which the Depositary has received notice from the Company, the Depositary shall mail the Notice (which in this case will not contain the Recommendation or the indication concerning the proxy to be given to the Proxy Bank) to the Voters as herein above provided, and, thereafter, in any case in which no specific voting instructions are received by the Depositary from a Voter on or before the Instruction Date with respect to the Deposited Securities represented by the American Depositary Shares evidenced by such American Depositary Receipts, no votes shall be cast at such meeting with respect to such Deposited Securities.

      Nothing in the Deposit Agreement shall be construed to grant to a Voter any voting rights with respect to Deposited Securities to which, by their terms, voting rights do not otherwise attach.

17.   CHANGES AFFECTING DEPOSITED SECURITIES.

      In circumstances where the provisions of Section 4.3 of the Deposit Agreement do not apply, upon any change in nominal value (including, without limitation, the restatement of nominal value in any other currency), change in par value, split-up, consolidation, or any other reclassification of Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation, or sale of assets affecting the Company or to which it is a party, any securities which shall be received by the Depositary or a Custodian in exchange for or in conversion, replacement or otherwise in respect of Deposited Securities shall be treated as new Deposited Securities under the Deposit Agreement, and American Depositary Shares shall thenceforth represent the new Deposited Securities so received, unless additional Receipts are delivered pursuant to the following sentence. In any such case the Depositary may, and upon the request of the Company shall, execute and deliver additional Receipts as in the case of a distribution in the Shares, or call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such new Deposited Securities.

      Immediately upon the occurrence of any such change, conversion or exchange covered by this Article 17 in respect of the Deposited Securities, the Depositary shall give notice thereof in writing to all Owners. Notwithstanding the foregoing, in the event that any security so received may not be lawfully distributed to some or all Owners, the Depositary may, and upon the request of Company shall, sell such securities at a public or private sale, at such place or places and upon such terms as it may deem proper, and may allocate the net proceeds of such sale for the account of the Owners otherwise entitled to such securities upon an averaged or other practicable basis without regard to any distinctions among such Owners and distribute the net proceeds so allocated to the extent practicable as in the case of a distribution received in cash pursuant to Section 4.1 of the Deposit Agreement.

18.   LIABILITY OF THE COMPANY AND DEPOSITARY.

      None of the Depositary the Company or any of their respective officers, directors, employees, agents or affiliates shall incur any liability to any Owner or Holder of any Receipt, if by reason of any provision of any present or future law, order, decree, moratorium, fiat or regulation of the United States or any other country, or of any other governmental or regulatory authority or stock exchange, or by reason of any provision, present or future, of the Articles of Association of the Company, or by reason of any provision of or governing any Deposited Securities, or by reason of any act of God or war or other circumstances beyond its control, the Depositary, or the Company or any of their respective officers, directors, employees, agents or affiliates shall be prevented or forbidden from or delayed in, or be subject to any civil or criminal penalty on account of doing or performing any act or thing which by the terms of the Deposit Agreement or Deposited Securities it is provided shall be done or performed; nor shall the Depositary, the Company or any of their respective officers, directors, employees, agents or affiliates incur any liability to any Owner or Holder of a Receipt by reason of any non-performance or delay, caused as aforesaid, in the performance of any act or thing which by the terms of the Deposit Agreement it is provided shall or may be done or performed, or by reason of any exercise of, or failure to exercise, any discretion provided for in the Deposit Agreement. Where, by the terms of a distribution pursuant to Sections 4.1, 4.2, or 4.3 of the Deposit Agreement, or an offering or distribution pursuant to
Section 4.4 of the Deposit Agreement, or for any other reason, such distribution or offering may not be made available to Owners of Receipts, and the Depositary may not dispose of such distribution or offering on behalf of such Owners and make the net cash proceeds available to such Owners, then the Depositary shall not make such distribution or offering, and shall allow any rights, if applicable, to lapse.

      Each of the Company, its agents and their respective officers, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to Owners or Holders or any other persons, other than as set forth below to the Depositary and the Custodian, and any agent of the Custodian or the Depositary appointed under the Deposit Agreement with the Company's prior written consent. Each of the Company, its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to the Depositary, except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. Each of the Company, its agents and their respective officers, directors, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to the Custodian or any agent of the Depositary or the Custodian, except under Section 5.8 of the Deposit Agreement. Each of the Depositary, its agents and their respective officers, employees and affiliates assumes no obligation nor shall it be subject to any liability under the Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that it agrees to perform its obligations specifically set forth in the Deposit Agreement without negligence or bad faith. The Depositary and the Company undertake to perform such duties and only such duties as are specifically set forth in the Deposit Agreement, and no implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents. None of the

Depositary, the Company or any of their respective agents shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any Deposited Securities or in respect of the Receipts, which in its opinion may involve it in expense or liability, unless indemnity satisfactory to it in its sole discretion against all expense and liability shall be furnished as often as may be required, and the Custodian shall not be under any obligation whatsoever with respect to such proceedings, the responsibility of the Custodian being solely to the Depositary. None of the Depositary, the Company or any of their respective agents shall be liable for any action or nonaction by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner, or any other person believed by it in good faith to be competent to give such advice or information including, but not limited to, any such action or nonaction based upon any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties. The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary. The Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities, or for the manner in which any such vote is cast or the effect of any such vote, provided that any such action or nonaction is in good faith. No disclaimer of liability under the Securities Act of 1933 is intended by any provision of the Deposit Agreement.

      The Company agrees to indemnify the Depositary, its officers, directors, employees, agents and affiliates and any Custodian against, and hold each of them harmless from, any loss, liability or reasonable expense which may arise out of acts performed or omitted, in accordance with the provisions of the Deposit Agreement and of the Receipts, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or any Custodian or their respective officers, directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence, willful misconduct or bad faith of any of them, or (ii) by the Company or any of its officers, directors, employees, agents and affiliates.

      The indemnities contained in the preceding paragraph shall not extend to any liability or expense which arises solely and exclusively out of a Pre-Release transaction (as defined in Section 2.9 of the Deposit Agreement) of a Receipt or Receipts in accordance with Section 2.9 of the Deposit Agreement and which would not otherwise have arisen had such Receipt or Receipts not been the subject of a Pre-Release pursuant to Section 2.9 of the Deposit Agreement; provided, however, that the indemnities provided in the preceding paragraph shall apply to any such liability or expense (i) to the extent that such liability or expense would have arisen had a Receipt or Receipts not been the subject of a Pre-Release, or (ii) which may arise out of any misstatement or alleged misstatement or omission or alleged omission in any registration statement, proxy statement, prospectus (or placement memorandum), or preliminary prospectus (or preliminary placement memorandum), relating to the offer of sale of American Depositary Shares, except to the extent any such liability or expense arises out of (i) information relating to the Depositary or any Custodian (other than the Issuer), as applicable, furnished in writing and not materially changed or altered by the Company expressly for use in any of the foregoing documents, or, (ii) if such information is provided, the failure to state a material fact necessary to make the information provided not misleading.

      The Depositary agrees to indemnify the Company, its officers, directors, employees, agents and affiliates and hold them harmless from any loss, liability or expense which may arise out of acts performed or omitted by the Depositary or the Custodian or their respective officers, directors, employees, agents and affiliates due to their negligence, willful misconduct or bad faith.

19.   RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT OF SUCCESSOR
      CUSTODIAN.

      The Depositary may at any time resign as Depositary under the Deposit Agreement by written notice of its election to do so delivered to the Company, such resignation to take effect upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. The Depositary may at any time be removed by the Company by written notice of such removal effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement. In case at any time the Depositary shall resign or be removed, the Company will use its best efforts to appoint a successor depositary, which will be a bank or trust company having an office in the Borough of Manhattan, The City of New York. Every successor depositary will execute and deliver to its predecessor and to the Company an instrument in writing accepting its appointment under the Deposit Agreement, and thereupon such successor depositary, without any further act or deed, will become fully vested with all the rights, powers, duties and obligations of its predecessor; but such predecessor, upon payment of all sums due it and on the written request of the Company, will execute and deliver an instrument transferring to such successor all rights and powers of such predecessor under the Deposit Agreement, shall duly assign, transfer and deliver all right, title and interest in the Deposited Securities to such successor, and shall deliver to such successor a list of the Owners of all outstanding Receipts and any other information relating to the Deposit Agreement or the Receipts reasonably requested by such successor. Any such successor depositary will promptly mail notice of its appointment to the Owners. Whenever the Depositary determines in its reasonable discretion that it is in the best interest of the Owners to do so, it may discharge any Custodian under the Deposit Agreement and appoint a substitute Custodian, upon Consultation with the Company. Whenever the Depositary determines in its reasonable discretion that it is in the best interest of the Owners to do so, it may appoint an additional custodian or custodians, which shall thereafter be one of the Custodians under the Deposit Agreement.

20.   AMENDMENT.

      The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary in any respect which they may deem necessary or desirable without the consent of Owners or Holders. Any amendment which shall impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, air courier, cable, telex or facsimile transmission costs, delivery costs or other such expenses), or which shall otherwise prejudice any substantial existing right of Owners of Receipts, shall, however, not become effective as to outstanding Receipts until the expiration of thirty (30) days after notice of such amendment shall have been given to the Owners of outstanding Receipts. Every Owner and Holder of a Receipt at the time any amendment so becomes effective shall be deemed, by continuing to hold such Receipt, to consent and agree to such amendment and to be bound by the Deposit Agreement as amended thereby. In no event shall any amendment impair the right of the Owner of any Receipt to surrender such Receipt and receive herefor the Deposited Securities represented hereby except in order to comply with mandatory provisions of applicable law.

21.   TERMINATION OF DEPOSIT AGREEMENT.

      The Depositary shall at any time at the direction of the Company terminate the Deposit Agreement by mailing notice of such termination to the Owners of all Receipts then outstanding at least 30 days prior to the date fixed in such notice for such termination. The Depositary may likewise terminate the Deposit Agreement by mailing notice of such termination to the Company and the Owners of all Receipts then outstanding if at any time 30 days shall have expired after the Depositary shall have delivered to the Company a written notice of its election to resign and a successor depositary shall not have been appointed and accepted its appointment as provided in the Deposit Agreement. On and after the date of termination, the Owner of a Receipt will, upon (a) surrender of such Receipt at the Corporate Trust Office of the Depositary, (b) payment of the fee of the Depositary for the surrender of Receipts referred to in Section 2.5 of the Deposit Agreement, and (c) payment of any applicable taxes or governmental charges, be entitled to delivery, to him or upon his order, of the amount of Deposited Securities represented by the American Depositary Shares evidenced by such Receipt. If any Receipts shall remain outstanding after the date of termination, the Depositary thereafter shall discontinue the registration of transfers of Receipts, shall suspend the distribution of dividends or other distributions with respect thereto to the Owners thereof, and shall not give any further notices or perform any further acts under the Deposit Agreement, except that the Depositary shall continue to collect dividends and other distributions pertaining to Deposited Securities, shall sell rights and other property as provided in the Deposit Agreement, and shall continue to deliver Deposited Securities, together with any dividends or other distributions received with respect thereto and the net proceeds of the sale of any rights or other property, in exchange for Receipts surrendered to the Depositary (after deducting, in each case, the fee of the Depositary for the surrender of Receipts, any expenses for the account of the Owner of such Receipts in accordance with the terms and conditions of the Deposit Agreement, and any applicable taxes or governmental charges). At any time after the expiration of one year from the date of termination, the Depositary may sell the Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it thereunder, unsegregated and without liability for interest, for the pro rata benefit of the Owners of Receipts which have not theretofore been surrendered, such Owners thereupon becoming general creditors of the Depositary with respect to such net proceeds. After making such sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except to account for such net proceeds and other cash (after deducting, in each case, the fee of the Depositary for the surrender of a Receipt, any expenses for the account of the Owner of such Receipt in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges). Upon the termination of the Deposit Agreement, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of the Deposit Agreement.

22.   COMPLIANCE WITH LAW.

      The Depositary agrees to comply with all applicable laws. Each Owner and Holder agrees that it is bound by and subject to the Articles of Association of the Company as if such Owner or Holder were a holder of Shares, and each Owner and Holder agrees to comply with all applicable provisions of German law and the Articles of Association of the Company with regard to notification to the Company, the German Federal Supervisory Authority for Securities Trading (Bundesaufsichtsamt fur den Wertpapierhandel) and any additional governmental authorities of such Owner's or Holder's interest in Shares, including any provision requiring such Owner or Holder to disclose voting rights amounting to, exceeding or falling below, 5, 10, 25, 50 and 75 percent of the voting rights in the Company or such other percentage as may be required from time to time pursuant to any provision of German law or otherwise.

      Each Owner and Holder acknowledges that failure by such Owner or Holder to provide on a timely basis any such required notification of such Owner's or Holder's voting rights or interests in Shares will result in the withholding of voting rights and the rights to receive dividends or other payments in respect of the Shares represented by such American Depositary Shares for so long as such failure continues.

      Each such Owner or Holder required to provide the notification described above may deliver such notification to the Depositary for forwarding to the Company. The Depositary agrees to forward to the Company, as soon as practicable, any such notifications received by the Depositary from any Owner or Holder.

23.   DISCLOSURE OF BENEFICIAL OWNERSHIP OF RECEIPTS.

      The Company and the Depositary may from time to time request Owners and Holders or former Owners or former Holders to provide information as to the capacity in which they hold or held Receipts and regarding the identity of any other persons then or previously interested in such Receipts and various other matters. Each such Owner and Holder agrees to provide any such information reasonably requested by the Company or the Depositary pursuant to Section 3.5 of the Deposit Agreement and such agreement shall survive any disposition of such Owner's or Holder's interest in Shares or Receipts.

24.   COMPLIANCE WITH U.S. SECURITIES LAWS.

      Notwithstanding anything in the Deposit Agreement or this Receipt to the contrary, the Company and the Depositary each agrees that it will not exercise any rights it has under the Deposit Agreement to prevent the withdrawal or delivery of Deposited Securities in a manner which would violate the U.S. securities laws, including, but not limited to, Section I.A.(1) of the General Instructions to the Form F-6 Registration Statement, as amended from time to time, under the Securities Act of 1933.